EXHIBIT (10)C
                                    AMENDMENTS TO
                       1999 LONG-TERM STOCK INCENTIVE PLAN

[The 1999 Long-Term Stock Incentive Plan be amended by amending Section 2(aa) as shown below and deleting Section 6(g) in its entirety and adding the following in lieu thereof. Amendments to the Plan are underlined. Deletions are crossed out.]


         2(aa): "Retirement" is defined under each Plan in Section 2(aa) to mean the retirement from active employment by the Company of an employee or officer but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service and age equal to eighty (80),
(ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the Retirement. "Years of service" shall be defined the same way as it is under Valley's pension plan. An employee or officer who retires but fails to meet such conditions shall not be deemed to be within the definition of "Retirement" for any purpose under this Plan or any Award or Option granted thereunder; provided, however, after a Change in Control transaction, no prior notice of a Retirement shall be required for purposes of this Plan only and any Optionee who meets the conditions of clauses
(i) and (ii), but is terminated without Cause, shall be deemed to meet all the conditions for Retirement for purposes of this Plan only and shall be deemed to have terminated employment due to Retirement for purposes of this Plan only. After a Change in Control, the provisions of this paragraph defining Retirement and the other provisions setting forth the consequences of vesting and exercisability of Options and Awards following Retirement may not be changed.


                  (g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

                           (i) If the Optionee's termination of employment is due to his Death or Disability, the Option shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate; provided, however, that the Company shall have given written notice to the Optionee's designated beneficiary for the Plan as permitted under Section 17(c) or, if there is no designated beneficiary for the Plan, then to the Optionee's spouse, or if such spouse does not survive the Optionee, to the Optionee's designated beneficiaries under the Company's 401(k) plan or group term life insurance plan, within the six (6) months following the Optionee's termination of employment;

                           (ii) If the Optionee's termination of employment is by the Company or a Subsidiary for Cause or is by the Optionee (other than due to the Optionee's Retirement), the Option shall terminate on the date of the Optionee's termination of employment;


                           (iii) If the termination of employment is due to the Optionee's Retirement, the Option shall be exercisable (to the extent exercisable at the time of the Optionee's termination of employment due to Retirement) for a period of 18 months following such termination of employment, and shall thereafter terminate the remaining term of the Option and thereafter shall be unaffected by the death or disability of the Optionee. (An Optionee who exercises his or her Options more than ninety (90) days after the termination of employment due to Retirement shall acknowledge that the Options so exercised will not be Incentive Stock Options.); and


                           (iv) If the Optionee's termination of employment is for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option shall be exercisable (to the extent exercisable at the time of the Optionee's termination of employment) for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

                  Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option.